Exhibit 10.1

EIGHTH AMENDMENT TO CREDIT AGREEMENT

This Eighth Amendment to Credit Agreement (this “Amendment”) is made as of July 24, 2017,  by and among:

SPORTSMAN’S WAREHOUSE, INC., a Utah corporation (the “Lead Borrower”);

the Persons named on Schedule I hereto (together with the Lead Borrower, individually, a  “Borrower”, and collectively, the “Borrowers”);

the Persons named on Schedule II hereto (individually, a “Guarantor”, and collectively, the “Guarantors”, and together with the Borrowers, individually, a  “Loan Party”, and collectively the “Loan Parties”);

the LENDERS party hereto; and

WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent, and Swing Line Lender;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Credit Agreement, dated as of May 28, 2010 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among the Loan Parties, the Lenders party thereto from time to time, and Wells Fargo Bank, National Association (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent and Swing Line Lender;

WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Defined Terms. Capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in Credit Agreement unless otherwise defined herein.
2.	Amendments to Credit Agreement.
(a)	The provisions of Article I of the Credit Agreement are hereby amended as follows:

(i)        By deleting the definition of “Accelerated Borrowing Base Delivery Event” in its entirety therefrom and substituting in its stead the following new definition:

“Accelerated Borrowing Base Delivery Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain Availability at least equal to twenty percent (20%) of the Loan Cap at any time.  For purposes of this Agreement, the occurrence of an Accelerated Borrowing Base Delivery Event shall be deemed continuing at the Administrative Agent’s option (i) so long as such Event of Default has not been waived, and/or (ii) if the Accelerated Borrowing Base Delivery Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability has exceeded twenty percent (20%) of the Loan Cap for forty-two (42) consecutive calendar days, in which case an Accelerated Borrowing Base Delivery Event shall no longer be deemed to be continuing for purposes of this Agreement.  The termination of an Accelerated Borrowing Base Delivery Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Accelerated Borrowing Base Delivery Event in the event that the conditions set forth in this definition again arise.

(ii)       By deleting the definition of “Aggregate Commitments” in its entirety therefrom and substituting in its stead the following new definition:

“Aggregate Commitments” means the Commitments of all the Lenders.  As of the Eighth Amendment Effective Date, the Aggregate Commitments are $150,000,000.

(iii)      By deleting the pricing grid set forth in the definition of “Applicable Margin” in its entirety therefrom and substituting in its stead the following pricing grid:

Level	Average Daily Availability	LIBOR Margin	Base Rate Margin
I	Greater than or equal to 50% of the Loan Cap	1.25%	0.25%
II	Greater than or equal to 25% of the Loan Cap but less than 50% of the Loan Cap	1.50%	0.50%
III	Less than 25% of the Loan Cap	1.75%	0.75%

(iv)      By deleting clause (b) of the definition of “Borrowing Base” in its entirety therefrom and substituting in its stead the following:

“(b)the Cost of Eligible Inventory, net of Inventory Reserves, multiplied by the product of (A) Appraisal Percentage multiplied by (B) the Appraised Value of Eligible Inventory;”

(v)       By deleting the definition of “Cash Dominion Event” in its entirety therefrom and substituting in its stead the following new definition:

“Cash Dominion Event” means either (i) the occurrence and continuance of any Event of Default, or (ii) the failure of the Borrowers to maintain Availability at least equal to twenty percent (20%) of the Loan Cap at any time.  For purposes of this Agreement, the occurrence of a Cash Dominion Event shall be deemed continuing at the Agent’s option (i) so long as such Event of Default has not been waived, and/or (ii) if the Cash Dominion Event arises as a result of the Borrowers’ failure to achieve Availability as required hereunder, until Availability has exceeded 20% of the Loan Cap for ninety (90) consecutive Business Days, in which case a Cash Dominion Event shall no longer be deemed to be continuing for purposes of this Agreement; provided that a Cash Dominion Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Availability exceeds the required amount for ninety (90) consecutive Business Days) at all times after a Cash Dominion Event has occurred and been discontinued on two (2) occasions after the Eighth Amendment Effective Date. The termination of a Cash Dominion Event as provided herein shall in no way limit, waive or delay the occurrence of a subsequent Cash Dominion Event in the event that the conditions set forth in this definition again arise.

(vi)      By deleting “other than the Sponsor” in the third line of the definition of “Change of Control”.

(vii)     By deleting the definition of “Fee Letter” in its entirety therefrom and substituting in its stead the following new definition:

“Fee Letter” means, collectively, (i) the letter agreement, dated May 28, 2010, among the Lead Borrower and the Administrative Agent, (ii) the letter agreement, dated October 27, 2011, by and among the Borrowers and the Administrative Agent, (iii) the Third Amendment Fee Letter, (iv) the Fifth Amendment Fee Letter, (v) the Sixth Amendment Fee Letter, and (v) the Eighth Amendment Fee Letter.

(viii)    By deleting the definition of “Maturity Date” in its entirety therefrom and substituting in its stead the following new definition:

“Maturity Date” means the earlier to occur of (x) July 24, 2022 and (y) the date that is ninety (90) days prior to the maturity date of the Term Credit Agreement unless the Indebtedness thereunder has been repaid (including as a result of Permitted Refinancing Indebtedness) to the extent permitted hereunder or such maturity date has been extended to a date which is at least ninety-one (91) days after the Maturity Date set forth in clause (x) above.

(ix)      By deleting the definitions of “Additional Commitment Lender”, “Increase Effective Date”, “Inventory Advance Rate” and “Sponsor” in their entirety therefrom.

(x)       By adding the following new definitions thereto in appropriate alphabetical order:

“Eighth Amendment Fee Letter” means the letter agreement, dated as of the Eighth Amendment Effective Date, by and among the Borrowers and the Administrative Agent.

“Eighth Amendment Effective Date” means July 24, 2017.

(b)	The provisions of Article II of the Credit Agreement are hereby amended as follows:

(i)        By deleting “0.375%” where it appears in Section 2.09(a) thereof, and by substituting “0.25%” in its stead.

(ii)       By deleting Section 2.15 thereof in its entirety and by substituting the following in its stead:

“2.15Reserved.”

(c)	The provisions of Article VI of the Credit Agreement are hereby amended by deleting clause (b) of Section 6.10 in its entirety and by substituting the following in its stead:

“(b)  Upon the request of the Administrative Agent after reasonable prior notice, permit the Administrative Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Lead Borrower’s practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves.  The Loan Parties shall pay the fees and expenses of the Administrative Agent and such professionals with respect to such evaluations and appraisals.  Without limiting the foregoing, the Loan Parties acknowledge that the

Administrative Agent may, in its discretion, undertake, at the Loan Parties’ expense, up to (X) one (1) inventory appraisal and one (1) commercial finance examination in any Fiscal Year when Availability is at all times during such Fiscal Year greater than 35% of the Loan Cap, (Y) up to two (2) inventory appraisals and two (2) commercial finance examinations in any Fiscal Year when Availability is at any time during such Fiscal Year is less than or equal to 35% of the Loan Cap but greater than 20% of the Loan Cap, and (Z) up to three (3) inventory appraisals in any Fiscal Year when Availability is at any time during such Fiscal Year less than or equal to 20% of the Loan Cap.  Notwithstanding anything to the contrary contained herein, the Administrative Agent may cause additional inventory appraisals and commercial finance examinations to be undertaken (x) as it in its discretion deems necessary or appropriate, at its own expense, or (y) at the expense of the Loan Parties, at any time required by applicable Law or if a Default shall have occurred and be continuing.”

3.

Ratification of Loan Documents.  Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement, the Security Agreement, the Facility Guaranty and the other Loan Documents remain in full force and effect.  The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of the Loan Parties contained in the Credit Agreement, the Security Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that (x) such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects on and as of such earlier date, or (y) such representations and warranties are subject to “materiality” or “Material Adverse Effect” or similar language, in which case they are true and correct in all respects.  The Guarantors hereby acknowledge, confirm and agree that the Guaranteed Obligations of the Guarantors under, and as defined in, the Facility Guaranty include, without limitation, all Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents, as such Obligations have been amended pursuant to this Amendment.  The Loan Parties hereby acknowledge, confirm and agree that the Security Documents and any and all Collateral previously pledged to the Collateral Agent, for the benefit of the Credit Parties, pursuant thereto, shall continue to secure all applicable Obligations of the Loan Parties at any time and from time to time outstanding under the Credit Agreement and the other Loan Documents.

4.	Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the reasonable satisfaction of the Administrative Agent:
(a)	The Administrative Agent shall have received counterparts of this Amendment and the Eighth Amendment Fee Letter duly executed and delivered by each of the parties hereto.
(b)

All action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this Amendment and the documents, instruments and agreements to be executed in connection herewith shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.
(c)	No Default or Event of Default shall have occurred and be continuing.
(d)	No “Default” or “Event of Default” (each as defined in the Term Credit Agreement) shall have occurred and be continuing.
(e)	The Administrative Agent shall have received such additional documents, instruments, and agreements as any Agent may reasonably request in connection with the transactions contemplated hereby.
5.	Representations and Warranties. To induce the Credit Parties to enter into this Amendment, each Loan Party represents and warrants to the Administrative Agent and the other Credit Parties that:
(a)

The execution, delivery and performance by each Loan Party of this Amendment and the performance of each Loan Party’s obligations hereunder have been duly authorized by all necessary corporate or other organizational action, do not and shall not: (i) contravene the terms of any of such Person's Organization Documents; (ii) conflict with or result in any breach, termination, or contravention of, or constitute a default under, or require any payment to be made under (x) any Material Contract or any Material Indebtedness to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries, or (y) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (iii) result in or require the creation of any Lien upon any asset of any Loan Party (other than Liens in favor of the Collateral Agent under the Security Documents); or (iv) violate any Law.

(b)

This Amendment has been duly executed and delivered by each Loan Party.  This Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c)

After giving effect to the transactions contemplated by this Amendment, the Loan Parties, on a Consolidated basis, are and will be Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Amendment or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

(d)	There has been no event or circumstance since January 28, 2017 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(e)

No consents, licenses or approvals are required in connection with the execution, delivery and performance by any Loan Party, and the validity against such Loan Party, of this Amendment or any other Loan Document to which it is a party.

(f)	No Default or Event of Default has occurred and is continuing.
(g)

No “Default” or “Event of Default” (each as defined in the Term Credit Agreement) has occurred and is continuing or would result from the execution of this Amendment or the performance by the Loan Parties of their obligations hereunder.

6.	Miscellaneous.
(a)

Each of the Loan Parties hereby acknowledges and agrees that it has no offsets, defenses, claims, or counterclaims against the Agents, the other Credit Parties, or their respective parents, affiliates, predecessors, successors, or assigns, or their officers, directors, employees, attorneys, or representatives, with respect to the Obligations, and that if any of the Loan Parties now has, or ever did have, any offsets, defenses, claims, or counterclaims against such Persons, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and each of the Loan Parties hereby RELEASES such Persons from any liability therefor.

(b)

This Amendment may be executed in several counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

(c)

This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(d)

If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)

The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this Amendment and are not relying on any representations or warranties of the Agents or the other Credit Parties or their respective counsel in entering into this Amendment.

(f)

The Loan Parties shall pay all reasonable costs and expenses of the Agents (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, negotiation, execution and delivery of this Amendment and related documents.

(g)	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have hereunto caused this Amendment to be executed and their seals to be hereto affixed as of the date first above written.

SPORTSMAN’S WAREHOUSE, INC., a Utah corporation, as Lead Borrower and as a Borrower

By:	/s/ Kevan P Talbot
Name:	Kevan P Talbot
Title:	Chief Financial Officer

SPORTSMAN’S WAREHOUSE SOUTHWEST, INC., a California corporation, as a Borrower

By:	/s/ Kevan P Talbot
Name:	Kevan P Talbot
Title:	Chief Financial Officer

MINNESOTA MERCHANDISING CORP., a Minnesota corporation, as a Borrower

By:	/s/ Kevan P Talbot
Name:	Kevan P Talbot
Title:	Chief Financial Officer

PACIFIC FLYWAY WHOLESALE, LLC, a Delaware limited liability company, as a Borrower

By:	Sportsman's Warehouse, Inc., its Sole Member

By:	/s/ Kevan P Talbot
Name:	Kevan P Talbot
Title:	Chief Financial Officer

Signature Page to Eighth Amendment to Credit Agreement

SPORTSMAN’S WAREHOUSE DEVELOPMENT I, LLC, a Delaware limited liability company, as a Borrower

By:	Sportsman's Warehouse, Inc., its Sole Member
By:	/s/ Kevan P Talbot
Name:	Kevan P Talbot
Title:	Chief Financial Officer

SPORTSMAN’S WAREHOUSE DEVELOPMENT II, LLC, a Delaware limited liability company, as a Borrower

By:	Sportsman's Warehouse, Inc., its Sole Member
By:	/s/ Kevan P Talbot
Name:	Kevan P Talbot
Title:	Chief Financial Officer

SPORTSMAN’S WAREHOUSE HOLDINGS, INC., a Delaware corporation, as a Guarantor

By:	/s/ Kevan P Talbot
Name:	Kevan P Talbot
Title:	Chief Financial Officer

Signature Page to Eighth Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION (as successor by merger to Wells Fargo Retail Finance, LLC), as Administrative Agent, Collateral Agent, Lender and Swing Line Lender

By:	/s/ Peter A. Foley
Name:	Peter A. Foley
Title:	Duly Authorized Signatory

Signature Page to Eighth Amendment to Credit Agreement

Schedule I

Borrowers other than the Lead Borrower

Sportsman’s Warehouse Southwest, Inc.

Minnesota Merchandising Corp.

Pacific Flyway Wholesale, LLC

Sportsman’s Warehouse Development I, LLC

Sportsman’s Warehouse Development II, LLC

Schedule II

Guarantors

Sportsman’s Warehouse Holdings, Inc., a Delaware corporation